U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2009

IBSG INTERNATIONAL, INC.

(Exact name of registrant as specified in this charter)

Florida	000-029587	65-0705328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1132 Celebration Blvd., Celebration, FL	34747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (321) 939-6321

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In part of its continuing investigation, the Company has learned of numerous litigation matters, including at least one matter that has resulted in a judgment. The Company has previously defended these numerous matters, but will be unable to continue to defend, which will most likely result in additional judgments.

In the Ninth Judicial Circuit, Osceola County, Florida, Plaintiff Tasier Nanocap Value Fund, LP has received a judgment against IBSG International, Inc. in the amount of $681,000 (Case No. CI 07 CI 4856). Tasier Nanocap Value Fund, LP has initiated collection efforts, including garnishment against the Company’s bank accounts and post judgment discovery. The Company does not have enough cash on hand to satisfy this judgment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBSG INTERNATIONAL, INC.

Date: February 2, 2009	By	/s/ Jim Queen
Jim Queen, CEO